                               SERVICES AGREEMENT

     AGREEMENT made as of the 17th day of April, 1995 by and between Dean Witter InterCapital Inc., a Delaware corporation (herein referred to as "InterCapital"), and Dean Witter Services Company Inc., a Delaware corporation (herein referred to as "DWS").

     WHEREAS, InterCapital has entered into separate agreements (each such agreement being herein referred to as an "Investment Management Agreement") with certain investment companies as set forth on Schedule A (each such investment company being herein referred to as a "Fund" and, collectively, as the "Funds") pursuant to which InterCapital is to perform, or supervise the performance of, among other services, administrative services for the Funds (and, in the case of Funds with multiple portfolios, the Series or Portfolios of the Funds (such Series and Portfolio being herein individually referred to as "a Series" and, collectively, as "the Series"));

     WHEREAS, InterCapital desires to retain DWS to perform the administrative services as described below; and

     WHEREAS, DWS desires to be retained by InterCapital to perform such administrative services:

     Now, therefore, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. DWS agrees to provide administrative services to each Fund as hereinafter set forth. Without limiting the generality of the foregoing, DWS shall (i) administer the Fund's business affairs and supervise the overall day-to-day operations of the Fund (other than rendering investment advice); (ii) provide the Fund with full administrative services, including the maintenance of certain books and records, such as journals, ledger accounts and other records required under the Investment Company Act of 1940, as amended (the "Act"), the notification to the Fund and InterCapital of available funds for investment, the reconciliation of account information and balances among the Fund's custodian, transfer agent and dividend disbursing agent and InterCapital, and the calculation of the net asset value of the Fund's shares; (iii) provide the Fund with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Fund; (iv) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services; (v) provide the Fund with adequate general office space and facilities; (vi) assist in the preparation and the printing of the periodic updating of the Fund's registration statement and prospectus (and, in the case of an open-end Fund, the statement of additional information), tax returns, proxy statements, and reports to its shareholders and the Securities and Exchange Commission; and (vii) monitor the compliance of the Fund's investment policies and restrictions.

     In the event that InterCapital enters into an Investment Management Agreement with another investment company, and wishes to retain DWS to perform administrative services hereunder, it shall notify DWS in writing. If DWS is willing to render such services, it shall notify InterCapital in writing, whereupon such other Fund shall become a Fund as defined herein.

     2. DWS shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of DWS shall be deemed to include officers of DWS and persons employed or otherwise retained by DWS (including officers and employees of InterCapital, with the consent of InterCapital) to furnish services, statistical and other factual data, information with respect to technical and scientific developments, and such other information, advice and assistance as DWS may desire. DWS shall maintain each Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agencies). All such books and records so maintained shall be the property of the Fund and, upon request therefor, DWS shall surrender to InterCapital or to the Fund such of the books and records so requested.

     3. InterCapital will, from time to time, furnish or otherwise make available to DWS such financial reports, proxy statements and other information relating to the business and affairs of the Fund as DWS may reasonably require in order to discharge its duties and obligations to the Fund under this Agreement or to comply with any applicable law and regulation or request of the Board of Directors/Trustees of the Fund.

     4. For the services to be rendered, the facilities furnished, and the expenses assumed by DWS, InterCapital shall pay to DWS monthly compensation calculated daily (in the case of an open-end Fund) or weekly (in the case of a closed-end Fund) by applying the annual rate or rates set forth on Schedule B to the net assets of each Fund. Except as hereinafter set forth, (i) in the case of an open-end Fund, compensation under this Agreement shall be calculated by applying 1/365th of the annual rate or rates to the Fund's or the Series' daily net assets determined as of the close of business on that day or the last previous business day and (ii) in the case of a closed-end Fund, compensation under this Agreement shall be calculated by applying the annual rate or rates to the Fund's average weekly net assets determined as of the close of the last business day of each week. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule B. Subject to the provisions of paragraph 5 hereof, payment of DWS' compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 5 hereof.

     5. In the event the operating expenses of any open-end Fund and/or any Series thereof, or of InterCapital Income Securities Inc., including amounts payable to InterCapital pursuant to the Investment Management Agreement, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund and/or any Series thereof imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, or, in the case of InterCapital Income Securities Inc. or Dean Witter Variable Investment Series or any Series thereof, the expense limitation specified in the Fund's Investment Management Agreement, the fee payable hereunder shall be reduced on a pro rata basis in the same proportion as the fee payable by the Fund under the Investment Management Agreement is reduced.

     6. DWS shall bear the cost of rendering the administrative services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund employed by DWS, and such clerical help and bookkeeping services as DWS shall reasonably require in performing its duties hereunder.

     7. DWS will use its best efforts in the performance of administrative activitives on behalf of each Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, DWS shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by DWS or for any losses sustained by the Fund or its investors. It is understood that, subject to the terms and conditions of the Investment Management Agreement between each Fund and InterCapital, InterCapital shall retain ultimate responsibility for all services to be performed hereunder by DWS. DWS shall indemnify InterCapital and hold it harmless from any liability that InterCapital may incur arising out of any act or failure to act by DWS in carrying out its responsibilities hereunder.

     8. It is understood that any of the shareholders, Directors/Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, DWS, and in any person controlling, controlled by or under common control with DWS, and that DWS and any person controlling, controlled by or under common control with DWS may have an interest in the Fund. It is also understood that DWS and any affiliated persons thereof or any persons controlling, controlled by or under common control with DWS have and may have advisory, management, administration service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

     9. This Agreement shall continue until April 30, 1995, and thereafter shall continue automatically for successive periods of one year unless terminated by either party by written notice delivered to the other party within 30 days of the expiration of the then-existing period. Notwithstanding the foregoing, this Agreement may be terminated at any time, by either party on 30 days' written notice delivered to the other party. In the event that the Investment Management Agreement between any Fund and InterCapital is terminated, this Agreement will automatically terminate with respect to such Fund.

     10. This Agreement may be amended or modified by the parties in any manner by written agreement executed by each of the parties hereto.

     11. This Agreement may be assigned by either party with the written consent of the other party.

     12. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in New York, New York.

                                             DEAN WITTER INTERCAPITAL INC.
                                             By: /s/ Sheldon Curtis
                                                . . . . . . . . . . . . . .
Attest:
 /s/ Lou Anne D. McInnis
 . . . . . . . . . . . . . . . . . . . . .

                                             DEAN WITTER SERVICES COMPANY INC.
                                             By: /s/ Charles A. Fiumefreddo
                                                . . . . . . . . . . . . . .
Attest:
 /s/ Barry Fink
 . . . . . . . . . . . . . . . . . . . . .

                                   SCHEDULE A

                                DEAN WITTER FUNDS

                                AT APRIL 17, 1995

OPEN-END FUNDS

     1.   Active Assets California Tax-Free Trust
     2.   Active Assets Government Securities Trust
     3.   Active Assets Money Trust
     4.   Active Assets Tax-Free Trust
     5.   Dean Witter American Value Fund
     6.   Dean Witter Balanced Growth Fund
     7.   Dean Witter Balanced Income Fund
     8.   Dean Witter California Tax-Free Daily Income Trust
     9.   Dean Witter California Tax-Free Income Fund
     10.  Dean Witter Capital Growth Securities
     11.  Dean Witter Convertible Securities Trust
     12.  Dean Witter Developing Growth Securities Trust
     13.  Dean Witter Diversified Income Trust
     14.  Dean Witter Dividend Growth Securities Inc.
     15.  Dean Witter European Growth Fund Inc.
     16.  Dean Witter Federal Securities Trust
     17.  Dean Witter Global Asset Allocation Fund
     18.  Dean Witter Global Dividend Growth Securities
     19.  Dean Witter Global Short-Term Income Fund Inc.
     20.  Dean Witter Global Utilities Fund
     21.  Dean Witter Health Sciences Trust
     22.  Dean Witter High Income Securities
     23.  Dean Witter High Yield Securities Inc.
     24.  Dean Witter Intermediate Income Securities
     25.  Dean Witter International Small Cap Fund
     26.  Dean Witter Limited Term Municipal Trust
     27.  Dean Witter Liquid Asset Fund Inc.
     28.  Dean Witter Managed Assets Trust
     29.  Dean Witter Mid-Cap Growth Fund
     30.  Dean Witter Multi-State Municipal Series Trust
     31.  Dean Witter National Municipal Trust
     32.  Dean Witter Natural Resource Development Securities Inc.
     33.  Dean Witter New York Municipal Money Market Trust
     34.  Dean Witter New York Tax-Free Income Fund
     35.  Dean Witter Pacific Growth Fund Inc.
     36.  Dean Witter Precious Metals and Minerals Trust
     37.  Dean Witter Premier Income Trust
     38.  Dean Witter Retirement Series
     39.  Dean Witter Select Dimensions Series
     40.  Dean Witter Select Municipal Reinvestment Fund
     41.  Dean Witter Short-Term Bond Fund
     42.  Dean Witter Short-Term U.S. Treasury Trust
     43.  Dean Witter Strategist Fund
     44.  Dean Witter Tax-Exempt Securities Trust
     45.  Dean Witter Tax-Free Daily Income Trust
     46.  Dean Witter U.S. Government Money Market Trust
     47.  Dean Witter U.S. Government Securities Trust
     48.  Dean Witter Utilities Fund
     49.  Dean Witter Value-Added Market Series
     50.  Dean Witter Variable Investment Series
     51.  Dean Witter World Wide Income Trust
     52.  Dean Witter World Wide Investment Trust

CLOSED-END FUNDS

     53.  High Income Advantage Trust
     54.  High Income Advantage Trust II
     55.  High Income Advantage Trust III
     56.  InterCapital Income Securities Inc.
     57.  Dean Witter Government Income Trust
     58.  InterCapital Insured Municipal Bond Trust
     59.  InterCapital Insured Municipal Trust
     60.  InterCapital Insured Municipal Income Trust
     61.  InterCapital California Insured Municipal Income Trust
     62.  InterCapital Insured Municipal Securities
     63.  InterCapital Insured California Municipal Securities
     64.  InterCapital Quality Municipal Investment Trust
     65.  InterCapital Quality Municipal Income Trust
     66.  InterCapital Quality Municipal Securities
     67.  InterCapital California Quality Municipal Securities
     68.  InterCapital New York Quality Municipal Securities

                                                                      SCHEDULE B

                        DEAN WITTER SERVICES COMPANY INC.

                 SCEDULE OF ADMINISTRATIVE FEES--APRIL 17, 1995

     Monthly compensation calculated daily by applying the following annual rates to a fund's net assets:

FIXED INCOME FUNDS

Dean Witter Balanced Income Fund   0.60% to the net assets.

Dean Witter California Tax-Free    0.055% of the portion of daily net assets not
  Income Fund                      exceeding $500 million; 0.0525% of the
                                   portion exceeding $500 million but not
                                   exceeding $750 million; 0.050% of the portion exceeding $750 million but not exceeding $1 billion; and 0.0475% of the portion of the daily net assets exceeding $1 billion.

Dean Witter Convertible            0.060% of the portion of the daily net
  Securities Securities Trust      assets not exceeding $750 million; .055% of
                                   the portion of the daily net assets exceeding
                                   $750 million but not exceeding $1 billion;
                                   0.050% of the portion of the daily net assets of the exceeding $1 billion but not exceeding
                                   $1.5 billion; 0.0475% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.045% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.0425% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Diversified            0.040% of the net assets.
  Income Trust

Dean Witter Federal Securities     0.055% of the portion of the daily net assets
  Trust                            not exceeding $1 billion; 0.0525% of the
                                   portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
                                   0.050% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.0475% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.045% of the portion of daily net assets exceeding $2.5 billion but not exceeding $5 billion; 0.0425% of the portion of the daily net assets exceeding $5 billion but not exceeding $7.5 billion;
                                   0.040% of the portion of the daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.0375% of the portion of the daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.035% of the portion of the daily net assets exceeding
                                   $12.5 billion.

Dean Witter Global Short-Term      0.055% of the portion of the daily net
  Income Fund                      assets not exceeding $500 million; and 0.050%
                                   of the portion of the daily net assets
                                   exceeding $500 million.

Dean Witter High Income            0.050% to the net assets.
  Securities

Dean Witter High Yield             0.050% of the portion of the daily net
  Securities Inc.                  assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $2 billion; 0.0325% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.030% of the portion of daily net assets exceeding $3 billion.

Dean Witter Intermediate           0.060% of the portion of the daily net
  Income Securities                assets not exceeding $500 million; 0.050% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.040% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; and 0.030% of the portion of the daily net assets exceeding $1 billion.

Dean Witter Limited Term           0.050% to the net assets.
  Municipal Trust

Dean Witter Multi-State            0.035% to the net assets.
 Municipal Series Trust (10)

Dean Witter National               0.035% to the net assets.
  Municipal Trust

Dean Witter New York Tax-Free      0.055% to the net assets not exceeding
  Income Fund                      $500 million and 0.0525% of the net assets
                                   exceeding $500 million.

Dean Witter Premier                0.050% to the net assets.
  Income Trust

Dean Witter Retirement Series      0.065% to the net assets.
  Intermediate Income

Dean Witter Retirement Series      0.065% to the net assets.
  U.S. Government Securities
  Trust

Dean Witter Select Dimensions      0.65% to the net assets.
  Series-North American
  Government Securities
  Portfolio

Dean Witter Short-Term             0.070% to the net assets.
  Bond Fund

Dean Witter Short-Term U.S.        0.035% to the net assets.
  Treasury Trust

Dean Witter Tax-Exempt             0.050% of the portion of the daily net assets
  Securities Trust                 not exceeding $500 million; 0.0425% of the
                                   portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; and 0.035% of the
                                   portion of the daily net assets exceeding $1 billion but not exceeding $1.25 billion;
                                   .0325% of the portion of the daily net assets exceeding $1.25 billion.

Dean Witter U.S. Government        0.050% of the portion of such daily net
  Securities Trust                 assets not exceeding $1 billion; 0.0475% of
                                   the portion of such daily net assets
                                   exceeding $1 billion but not exceeding $1.5 billion; 0.045% of the portion of such daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.0425% of the portion of such daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.040% of that portion of such daily net assets exceeding $2.5 billion but not exceeding $5 billion; 0.0375% of that portion of such daily net assets exceeding $5 billion but not exceeding $7.5 billion; 0.035% of that portion of such daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.0325% of that portion of such daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.030% of that portion of such daily net assets exceeding $12.5 billion.

Dean Witter Variable Investment    0.050% to the net assets.
  Series-High Yield

Dean Witter Variable Investment    0.050% to the net assets.
  Series-Quality Income

Dean Witter World Wide Income      0.075% of the daily net assets up to
  Trust                            $250 million; 0.060% of the portion of the
                                   daily net assets exceeding $250 million but not exceeding $500 million; 0.050% of the portion of the daily net assets of the exceeding $500 million but not exceeding $750 million; 0.040% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; and 0.030% of the daily net assets exceeding $1 billion.

Dean Witter Select Municipal       0.050% to the net assets.
  Reinvestment Fund


EQUITY FUNDS

Dean Witter American Value         0.0625% of the portion of the daily net
  Fund                             assets not exceeding $250 million and 0.050%
                                   of the portion of the daily net assets
                                   exceeding $250 million.

Dean Witter Balanced Growth        0.60% to the net assets.
  Fund

Dean Witter Capital Growth         0.065% to the portion of daily net assets
  Securities                       not exceeding $500 million; 0.055% of the
                                   portion exceeding $500 million but not
                                   exceeding $1 billion; 0.050% of the portion exceeding $1 billion but not exceeding $1.5 billion; and 0.0475% of the net assets exceeding $1.5 billion.

Dean Witter Developing Growth      0.050 of the portion of daily net
  Securities Trust                 assets not exceeding $500 million; and
                                   0.0475% of the portion of daily net assets exceeding $500 million.

Dean Witter Dividend Growth        0.0625% of the portion of the daily net
  Securities Inc.                  assets not exceeding $250 million; 0.050% of
                                   the portion exceeding $250 million but not exceeding $1 billion; 0.0475% of the portion of daily net assets exceeding $1 billion but not exceeding $2 billion; 0.045% of the portion of daily net assets exceeding $2 billion but not exceeding $3 billion; 0.0425% of the portion of daily net assets exceeding
                                   $3 billion but not exceeding $4 billion;
                                   0.040% of the portion of daily net assets exceeding $4 billion but not exceeding $5 billion; 0.0375% of the portion of the daily net assets exceeding $5 billion but not exceeding $6 billion; 0.035% of the portion of the daily net assets exceeding $6 billion but not exceeding $8 billion; and 0.0325% of the portion of the daily net assets exceeding
                                   $8 billion.

Dean Witter European Growth        0.060% of the portion of daily net
  Fund Inc.                        assets not exceeding $500 million; and 0.057%
                                   of the portion of daily net assets exceeding
                                   $500 million.

Dean Witter Global Asset           1.0% to the net assets.
  Allocation Fund

Dean Witter Global Dividend        0.075% to the net assets.
  Growth Securities

Dean Witter Global Utilities       0.065% to the net assets.
  Fund

Dean Witter Health Sciences Trust  0.10% to the net assets.

Dean Witter International          0.075% to the net assets.
  Small Cap Fund

Dean Witter Managed Assets Trust   0.060% to the daily net assets not exceeding
                                   $500 million and 0.055% to the daily net assets exceeding $500 million.

Dean Witter Mid-Cap Growth Fund    0.75% to the net assets.

Dean Witter Natural Resource       0.0625% of the portion of the daily net
  Development Securities Inc.      assets not exceeding $250 million and 0.050%
                                   of the portion of the daily net assets
                                   exceeding $250 million.

Dean Witter Pacific Growth         0.060% of the portion of daily net assets
  Fund Inc.                        not exceeding $1 billion; and 0.057% of the
                                   portion of daily net assets exceeding $1 billion.

Dean Witter Precious Metals        0.080% to the net assets.
  and Minerals Trust

Dean Witter Retirement Series      0.085% to the net assets.
  American Value

Dean Witter Retirement Series      0.085% to the net assets.
  Capital Growth

Dean Witter Retirement Series      0.075% to the net assets.
  Dividend Growth

Dean Witter Retirement Series      0.10% to the net assets.
  Global Equity

Dean Witter Retirement Series      0.065% to the net assets.
  Intermediate Income Securities

Dean Witter Retirement Series      0.050% to the net assets.
  Liquid Asset

Dean Witter Retirement Series      0.085% to the net assets.
  Strategist

Dean Witter Retirement Series      0.050% to the net assets.
  U.S. Government Money Market

 Dean Witter Retirement Series     0.065% to the net assets.
  U.S. Government Securities

 Dean Witter Retirement Series     0.075% to the net assets.
  Utilities

Dean Witter Retirement Series      0.050% to the net assets.
  Value Added

Dean Witter Select Dimensions
 Series-
  American Value Portfolio         0.625% to the net assets.
  Balanced Portfolio               0.75% to the net assets.
  Core Equity Portfolio            0.85% to the net assets.
  Developing Growth Portfolio      0.50% to the net assets.
  Diversified Income Portfolio     0.40% to the net assets.
  Dividend Growth Portfolio        0.625% to the net assets.
  Emerging Markets Portfolio       1.25% to the net assets.
  Global Equity Portfolio          1.0% to the net assets.
  Utilities Portfolio              0.65% to the net assets.
  Value-Added Market Portfolio     0.50% to the net assets.

Dean Witter Strategist Fund        0.060% of the portion of daily net assets not
                                   exceeding $500 million; 0.055% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; and 0.050% of the portion of the daily net assets exceeding $1 billion.

Dean Witter Utilities Fund         0.065% of the portion of daily net assets not
                                   exceeding $500 million; 0.055% of the portion exceeding $500 million but not exceeding $1 billion; 0.0525% of the portion exceeding $1 billion but not exceeding $1.5 billion;
                                   0.050% of the portion exceeding $1.5 billion but not exceeding $2.5 billion; 0.0475% of the portion exceeding $2.5 billion but not exceeding $3.5 billion; 0.045% of the portion of the daily net assets exceeding $3.5 but not exceeding $5 billion; and 0.0425% of the portion of daily net assets exceeding $5 billion.

Dean Witter Value-Added Market     0.050% of the portion of daily net assets
  Series                           not exceeding $500 million; and 0.45% of the
                                   portion of daily net assets exceeding $500 million.

Dean Witter Variable Investment    0.065% to the net assets.
  Series-Capital Growth

Dean Witter Variable Investment    0.0625% of the portion of daily net
  Series-Dividend Growth           assets not exceeding $500 million; and 0.050%
                                   of the portion of daily net assets exceeding
                                   $500 million.

Dean Witter Variable Investment    0.050% to the net assets.
  Series-Equity

Dean Witter Variable Investment    0.060% to the net assets.
  Series-European Growth

Dean Witter Variable Investment    0.050% to the net assets.
  Series-Managed

Dean Witter Variable Investment    0.065% of the portion of daily net assets
  Series-Utilities                 exceeding $500 million and 0.055% of the
                                   portion of daily net assets exceeding $500 million.

Dean Witter World Wide             0.055% of the portion of daily net assets
  Investment Trust                 not exceeding $500 million; and 0.05225% of
                                   the portion of daily net assets exceeding
                                   $500 million.

MONEY MARKET FUNDS

Active Assets Account (4)          0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter California Tax-Free    0.050% of the portion of the daily net
  Daily Income Trust               assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Liquid Asset           0.050% of the portion of the daily net
  Fund Inc.                        assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.35 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.35 billion but not exceeding $1.75
                                   billion; 0.030% of the portion of the daily net assets exceeding $1.75 billion but not exceeding $2.15 billion; 0.0275% of the portion of the daily net assets exceeding
                                   $2.15 billion but not exceeding $2.5 billion;
                                   0.025% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $15 billion; 0.0249% of the portion of the daily net assets exceeding $15 billion but not exceeding $17.5 billion; and 0.0248% of the portion of the daily net assets exceeding
                                   $17.5 billion.


Dean Witter New York Municipal     0.050% of the portion of the daily net
  Money Market Trust               assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 bil-lion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Retirement Series      0.050% of the net assets.
  Liquid Assets

Dean Witter Retirement Series      0.050% of the net assets.
  U.S. Government Money Market

 Dean Witter Select Dimensions     0.50% to the net assets.
  Series-
  Money Market Portfolio

Dean Witter Tax-Free Daily         0.050% of the portion of the daily net
  Income Trust                     assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter U.S. Government        0.050% of the portion of the daily net
  Money Market Trust               assets not exceeding $500 million; 0.0425% of
                                   the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Variable Investment    0.050% to the net assets.
  Series-Money Market

     Monthly compensation calculated weekly by applying the following annual rates to the weekly net assets.

CLOSED-END FUNDS

Dean Witter Government Income      0.060% to the average weekly net assets.
  Trust

High Income Advantage Trust        0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of average weekly net assets exceeding

                                   $750 million and not exceeding $1 billion;
                                   and 0.030% of the portion of average weekly net assets exceeding $1 billion.

High Income Advantage Trust II     0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of average weekly net assets exceeding $750 million and not exceeding $1 billion; and 0.030% of the portion of average weekly net assets exceeding $1 billion.

High Income Advantage Trust III    0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of the average weekly net assets exceeding $750 million and not exceeding $1 billion; and 0.030% of the portion of average weekly net assets exceeding $1 billion.

InterCapital Income Securities     0.050% to the average weekly net assets.
  Inc.

InterCapital Insured Municipal     0.035% to the average weekly net assets.
  Bond Trust

InterCapital Insured Municipal     0.035% to the average weekly net assets.
  Trust

InterCapital Insured Municipal     0.035% to the average weekly net assets.
  Income Trust

InterCapital California Insured    0.035% to the average weekly net assets.
  Municipal Income Trust

InterCapital Quality Municipal     0.035% to the average weekly net assets.
  Investment Trust

InterCapital New York Quality      0.035% to the average weekly net assets.
  Municipal Securities

InterCapital Quality Municipal     0.035% to the average weekly net assets.
  Income Trust

InterCapital Quality Municipal     0.035% to the average weekly net assets.
  Securities

InterCapital California Quality    0.035% to the average weekly net assets.
  Municipal Securities

InterCapital Insured Municipal     0.035% to the average weekly net assets.
  Securities

InterCapital Insured California    0.035% to the average weekly net assets.
  Municipal Securities